                                                                   EXHIBIT 10.26

                           WAIVER AND THIRD AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

                  This WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"or "Third Amendment") dated as of March 15, 2002 ("Effective Date") by and among AMERICA SERVICE GROUP INC., a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower who are parties to the Credit Agreement (the "Guarantors"), and BANK OF AMERICA, N.A., a national banking association as administrative agent and issuing bank ("Administrative Agent") for itself, AMSOUTH BANK, HARRIS TRUST AND SAVINGS BANK, and COMERICA BANK (collectively the "Lenders") (as defined in the Credit Agreement described below).

                               W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of August 1, 2000, as amended by that Amendment No. 1 dated August 28, 2001 and as further amended by that Waiver and Second Amendment to Amended and Restated Agreement dated November 13, 2001, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Credit Agreement);

                  WHEREAS, the Borrower is in default under the terms of the Credit Agreement; and

                  WHEREAS, pursuant to certain terms and conditions contained herein, the Administrative Agent, on behalf of the Lenders, is willing to waive those defaults; and

                  WHEREAS, the parties seek to amend the Credit Agreement as follows;

                  NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                  SECTION 1. Waiver. The Borrower acknowledges that it failed to comply with (i) the Fixed Charge Coverage Ratio, (ii) the Leverage Ratio, and
(iii) EBITDA covenant for the Fiscal Quarter ending December 31, 2001 ("Fourth Fiscal Quarter"), all of which are required by Article 10.1 of the Credit Agreement; and further that it failed to make the principal reductions as required by Section 2.1.3(b) on March 1, 2002 in contemplation of the effectiveness of this Amendment. (The foregoing defaults are referred to as the "Specified Defaults".) As requested by the Borrower, the Lenders hereby waive any Default or Event of Default caused by such failure of the Borrower to comply with Sections 10.1.2, 10.1.3 and 10.1.5 for the Fourth Fiscal Quarter and for the failure to make the reduction as required under 2.1.3(b). The waivers provided herein shall extend to and cover only the matters expressly described herein and shall be effective and limited to the time period specifically provided herein. This waiver shall not act as or constitute waivers of or consents to any other Defaults or Events of

Default or to any other transaction, act or omission, whether related or unrelated to the foregoing. Further, said waivers shall not extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly waived hereby.

                  SECTION 2. Amendments to Credit Agreement. Effective as of the date of this Agreement, the Credit Agreement is hereby amended as follows:

         (a) Definitions. Section 1.1 of the Credit Agreement is hereby amended to insert the following new definitions in the appropriate locations according to alphabetical order, or to amend and restate existing definitions to read as indicated, as applicable:

                  "Applicable Intangibles Advances Rate Margin" shall mean the margin to be added to the Base Rate for purposes of determining the interest rate applicable to the Intangible Advances from time to time which shall be determined as provided in Section 2.13.

                  "Borrowing Base" shall mean 85% of Eligible Trade Accounts Receivable plus 60% of Eligible Other Accounts Receivable.

                  "EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of Consolidated Net Income, plus Interest Expense, plus any provision for taxes based on income or profits that was deducted in computing Consolidated Net Income, plus depreciation, amortization of intangible assets and other non-recurring non-cash charges, which non-cash charges may not exceed $500,000 in any month or any Fiscal Quarter and $2,000,000 in any Fiscal Year minus losses charged against Borrower's (or its Subsidiaries') loss contract reserves.

                  "Eligible Accounts" shall mean all accounts of the Borrower and the Guarantors arising from the provision of goods and services in the ordinary course of business on ordinary terms net of credits or allowances given to the account debtor and not subject to counterclaim, defense or offset in which the Administrative Agent, for the benefit of itself, the Lenders and the issuing bank, has been granted a first-in-priority perfected security interest, excluding all items that the Administrative Agent reasonably determines to be ineligible, including any invoices which remain unpaid for longer than 90 days, accounts arising from debt owed between Borrower and Guarantors, income tax receivables and accounts subject to other liens. Eligibility may be further adjusted by the Administrative Agent as it reasonably determines to be appropriate. Without limiting the foregoing, upon two weeks notice from the Administrative Agent, with the concurrence of Requisite Lenders, the Administrative Agent may impose such additional eligibility limitations as it deems appropriate, in the exercise of its discretion.

                  "Eligible Other Accounts Receivable" shall mean all those Eligible Accounts arising from the rights to payment owed to Borrower and Guarantors arising from overpayments by the Borrower and the Guarantors, unbilled accounts receivable, and reimbursable costs in excess of contractual limits.

                  "Eligible Trade Accounts Receivable" shall mean those Eligible Accounts excluding Eligible Other Accounts Receivable.

                  "Facilities Credit Base" shall mean, as of the last day of each month occurring during the Commitment Period, an aggregate amount equal to the sum of the Borrowing Base plus Intangibles Availability. Notwithstanding, the foregoing, the Agent, with the concurrence of the Requisite Lenders, reserves the right to require a determination of the Facilities Credit Base on a more frequent basis.

                  "Intangible Advances" shall mean the Revolving Loans or Swingline Loans described in Section 2.2.7.

                  "Intangibles Availability" shall mean the lesser of (i) the amount of Intangible Advances available to Borrower from time to time as those amounts are specified in the chart in Section 2.1.3; or (ii) the excess of the Commitments over an amount equal to the Borrowing Base.

                   "Interest Payment Date" shall mean, with respect to any Loan, the first day of each month beginning April 1, 2002, or such other date as Borrower and Lenders may agree in writing.

                  "Material Litigation" shall mean any legal action or proceeding brought against the Borrower or any Guarantors in which a party is seeking a recovery of $300,000 or more against the Borrower or any Guarantor, and which recovery, if granted, would not be covered by insurance.

                  "Net Proceeds" shall mean:

                           (a) with respect to any Asset Disposition, the aggregate of all amounts paid to the Borrower or a Guarantor in cash, as and when received, including (i) deferred payments pursuant to a promissory note, an account receivable or otherwise (other than interest payable in respect thereof), and (ii) with respect to Asset Disposition resulting from the loss, destruction or taking of or damage to property, the proceeds of insurance or condemnation claims and amounts paid or payable in settlement thereof, net of ordinary, necessary and reasonable sale expenses, fees and commissions incurred and taxes paid or expected to be paid within the thirty (30) days following such loss, destruction, taking or damage, and net of any amounts required to be paid in respect of any Indebtedness secured by a Lien on such property or asset, and

                           (b) with respect to the offering or sale of any
                  equity securities (or any securities convertible into equity securities) or the incurrence of any Indebtedness, the gross proceeds received in the transaction, less ordinary, necessary and reasonable transaction expenses.

                  "Third Amendment" shall mean that Waiver and Third Amendment to the Amended and Restated Credit Agreement executed between Borrower, Guarantors and Lenders on March ____, 2002.

         (b) Commitments. Section 2.1.1.(c)(ii) regarding the Letter of Credit Commitment is amended to increase the Letter of Credit Commitment from $5,000,000 to $6,600,000.

         (c) Commitments Reductions. Section 2.1.3 of the Credit Agreement is amended by restating Section 2.1.3:

                  2.1.3. Mandatory Reductions of Commitments.

                  (a) On the forty-fifth (45th) day following the end of each Fiscal Quarter ending on each of the dates specified below, the Commitments shall be permanently reduced by an amount equal to seventy-five percent (75%) of the amount by which EBITDA for such Fiscal Quarter exceeds the EBITDA amount specified below for such Fiscal Quarter.

                      Fiscal Quarter                           EBITDA
                      --------------                           ------
                      March 31, 2002                         $3,000,000

                      June 30, 2002                          $2,600,000

                      September 30, 2002                     $3,800,000

                      December 31, 2002                      $3,700,000

                  (b) The Commitments shall also be permanently reduced on each date set forth below by the corresponding amount specified for such date.

        -----------------------------------------------------------------------------------------------------------
                                       Commitments Reduction/                 Intangibles Advances
        Date                           Commitments Total                      Reduction/Intangibles Availability
        -----------------------------------------------------------------------------------------------------------
        Effective Date                 $1,000,000/$57,000,000                 $0/$11,000,000
        -----------------------------------------------------------------------------------------------------------
        July 1, 2002                   $0/$57,000,000                         $1,000,000/$10,000,000
        -----------------------------------------------------------------------------------------------------------
        September 1, 2002              $1,000,000/$56,000,000                 $0/$10,000,000
        -----------------------------------------------------------------------------------------------------------
        October 1, 2002                $1,000,000/$55,000,000                 $1,000,000/$9,000,000
        -----------------------------------------------------------------------------------------------------------
        November 1, 2002               $0/$55,000,000                         $0/$9,000,000
        -----------------------------------------------------------------------------------------------------------
        December 1, 2002               $1,000,000/$54,000,000                 $0/$9,000,000
        -----------------------------------------------------------------------------------------------------------
        February 1, 2003               $1,000,000/$53,000,000                 $0/$9,000,000
        -----------------------------------------------------------------------------------------------------------
        March 1, 2003                  $1,000,000/$52,000,000                 $0/$9,000,000
        -----------------------------------------------------------------------------------------------------------
        Maturity Date                  Remaining Commitments/$0               Remaining Intangibles Advances/$0
        -----------------------------------------------------------------------------------------------------------

                      The reduction dates set forth above shall not be extended, nor shall the scheduled amount of any reduction set forth above be reduced without the written consent of the Administrative Agent and all of the Lenders. The scheduled reductions of the Commitments shall be made by the Borrower regardless of any other payments made pursuant to paragraphs (a), (c) or (d) of this section.

                  (c) The Borrower anticipates receiving a tax refund during the first Fiscal Quarter of 2002. The Borrower agrees to pay to Lenders 100% of any tax refund proceeds over $3,600,000 upon receipt. Such payment shall be a permanent reduction to the Commitments and to the Intangibles Availability.

                  (d) To the extent that any Net Proceeds are received by the Borrower or Guarantors from an Asset Disposition out of the ordinary course of business, from the sale of stock or from the issuance of any debt other than debt incurred under the Credit Agreement , the Net Proceeds shall be paid promptly to Administration Agent for payment of the Loans and shall be applied as permanent reductions to the Commitments and the Intangibles Availability.

         (d) Intangible Advances. Article 2 of the Credit Agreement is amended to add a new Section 2.2.7:

                  2.2.7.  Intangible Advances.

                  (a) To the extent that Revolving Loans are made in amounts which exceed the Borrowing Base, that portion of the Revolving Loans shall be deemed to be Intangible Advances. The amount of the Intangible Advances may not exceed the Intangibles Availability for any application period.

                  (b) The Intangibles Advances shall be considered Revolving Loans for all purposes of the Agreement and the Loan Documents, and shall be subject to all terms, conditions and provisions of this Agreement and the Loan Documents applicable to Revolving Loans.

                  (c) Notwithstanding the provisions of paragraph (b) of this section, the Swing Line Lender may make Swing Line Loans in amounts not to exceed $6,000,000 for the purpose of funding Intangibles Advances. These Swing Line Loans shall be made in accordance with the provisions in Section 2.2.6, and the Swing Line Lender shall have all the rights and remedies provided therein.

                  (d) Intangibles Advances and Swing Line Loans, which fund Intangible Advances, shall bear interest at the Base Rate plus the Applicable Intangibles Advances Rate Margin.

         (e)      Fees.  Section 2.11 is amended as follows:

                  (a)      Section 2.11.1. is restated as follows:

                           2.11.1. Administrative Agent's Fees. The Borrower agrees to pay the Administrative Agent a fee in the amount of $12,000.00 at the end of each Fiscal Quarter during the Commitment Period beginning March 31, 2002.

                  (b)      A new Section 2.11.5 shall be added as follows:

                                    2.11.5. Waiver Fees. In consideration of the
          agreements of the Lenders set forth in the Third Amendment, the Borrower agrees to pay to Administrative Agent for the pro rata benefit of the Lenders (based on their respective Commitments) a fee upon execution of the Third Amendment of $100,000. In addition, on June 30, 2002, Borrower agrees to pay a fee to Lenders of one-quarter of one percent (.25%) of the Commitments existing at that date. On September 30, 2002, Borrower agrees to pay to Lenders a fee of three-quarters of one percent (.75%) of the Commitments existing on that date. On December 31, 2002, Borrower agrees to pay to Lenders a fee of one percent (1%) of the Commitments existing on that date. In the event (i) the Commitments are $45,000,000 or below on the fee payment dates of September 30, 2002, or December 31, 2002; (ii) the Intangible Advances are not utilized and have been cancelled by the respective payment date; and (iii) there is no Default which has occurred and is continuing on the payment date, the fees due and payable on September 30, 2002, and/or December 31, 2002, shall be reduced to one-quarter of one percent (.25%) of the Commitments existing on such date(s).

          (f) Interest Rates. Section 2.13 of the Credit Agreement is hereby amended to read as follows:

                  2.13. Interest and Fees Margins. For purposes of interest and fee computations hereunder involving the Applicable Base Rate Margin, the Applicable Letter of Credit Fee Percentage, the Applicable Commitment Fee Percentage, and the Applicable Intangible Advances Rate Margin shall be as follows:

                  Applicable Base Rate Margin                          3.0%
                  Applicable Letter of Credit Fee Percentage           4.5%
                  Applicable Commitment Fee Percentage                 0.5%
                  Applicable Intangible Advances Rate Margin           5.0%

          (g) Reporting. Section 8.2 of the Credit Agreement is hereby amended by deleting Section 8.2.10, and adding new Sections 8.2.10 through
8.2.16 as below relating to additional information and certificates which the Borrower and the Guarantors shall furnish to Administrative Agent:

                  8.2.10. Thirteen Week Cash Flow. On a weekly basis, a cash flow report for a rolling thirteen (13) week period in the form attached on Schedule 8.2.10 or such form as may be reasonably requested by the Administrative Agent, including information indicating the variances of actual cash flow from projected cash flow.

                  8.2.11. Accounts Receivable Agings and Accounts Payable Agings. Not later than ten (10) Business Days following month end, a report of accounts receivable agings and account payable agings.

                  8.2.12. Certificate of Compliance. Within thirty (30) days of each month end, forty-five (45) days of the end of each Fiscal Quarter and ninety (90) days of the end of the Fiscal Year, a certificate from the Borrower in the form attached on Schedule 8.2.12 evidencing compliance with the financial covenants under the Credit Agreement and the status of the Facilities Credit Base.

                  8.2.13. Professional Liabilities Claims. As soon as available, and in any event not later than forty-five (45) days after the end of each Fiscal Quarter of the Borrower, the independent actuarial report and a copy of the then current loss run maintained by the Borrower's or the Guarantor's third party administrator on the professional liability claims made against the Borrower or the Guarantors and a report of professional liability claims paid by the Borrower or the Guarantors.

                  8.2.14. Pending Litigation and Material Contract Defaults. Within ten (10) Business Days of each month end, a report on the status of any pending Material Litigation and the occurrence and continuation of a default in any Material Contract.

                  8.2.15. Monthly Cash Flow. In addition to the information provided pursuant to Section 8.1.3, a cash flow report within thirty
          (30) days of each month end.

                  8.2.16. Additional Information. Promptly, such additional financial and other information as the Administrative Agent or any Lender from time to time may reasonably request.

          (h) The Field Audits. Section 8.22 relating to field examinations of the accounts of the Borrower and the Guarantors shall be amended by restating
Section 8.22 as follows:

                  8.22. Field Examinations and Report. Permit field examinations of the operations and the status of Collateral of the Borrower and the Guarantors to be made by the Administrative Agent or its designee on a quarterly basis, or more frequently in the discretion of the Administrative Agent, at the expense of the Borrower and the Guarantors, such that a report with respect to such operations and the status of Collateral (the "Field Examination Report") can be delivered to the Lenders.

          (i) Warrants. Section 8 of the Credit Agreement is amended to add a new section 8.25 entitled Warrants as follows:

                   8.25 Warrants.

                   (a) In the event that any Obligations or Guaranteed Obligations are outstanding on December 31, 2002, the Borrower shall deliver to each Lender, or such Lender's designee, a warrant in the form attached as Exhibit 8.25 entitling the holder of the warrant or its assignees to purchase, at a price of $.01 per share, the number of validly authorized and issued, fully paid and nonassessable shares ("Warrant Shares") of the Borrower's common stock ("Common Stock") which would cause such Lender to hold a proportionate share of five percent (5%) of the fully diluted Common Stock of the Borrower on the date of the issuance of the Warrant Shares (the "Exercise Date") equal to that Lender's proportionate share of the Commitments existing on the Exercise Date; provided, however, the aggregate number of shares issuable upon exercise of the warrant shall be reduced to 2.5% of the fully diluted Common Stock of the Borrower if: (i) on December 31, 2002, the Commitments have been reduced to $45,000,000 or below; (ii) no Intangibles Advances are outstanding; and (iii) no Event of Default has occurred and is continuing.

          (b) The Borrower agrees that, at all times from the date of the Third Amendment:

                  (i) it shall reserve and keep available such number of authorized but unissued shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of the warrants in full;

                  (ii) it shall not in any way modify the rights attached to the shares of Common Stock as a class or attach any restrictions thereto; and

                  (iii) it shall not increase the par value of the Common Stock.

          (j)     Indebtedness.

                  (a) Section 9.1(c) is amended by adding the following language at the end of the paragraph, "provided, however, that Indebtedness incurred for Capitalized Leases shall be included in Ordinary Capital Expenditures and be subject to the limitations in Section 10.1.4.

                  (b) Section 9.1(i) is amended by deleting the language "or (h) of Section 9.4" and inserting "and" between "(d)" and "(e)".

                  (b) Section 9.1(j) is hereby deleted.

          (k)     Permitted Liens. Section 9.2(l) is restated as follows:

                  Section 9.2(l). Other non-consensual Liens not securing Indebtedness , the amounts of which in the aggregate do not exceed $100,000; provided, however, that any Lien permitted by the clause (l) is permitted for only so long as is reasonably necessary for the Borrower or affected Subsidiary, using its best efforts to remove or eliminate such Liens.

          (l) Sale or Transfer of Assets. Section 9.3(d) is amended by restating the paragraph as follows:

                  (d) sale(s) of assets, not otherwise permitted by this Section
          9.3 in an aggregate amount not to exceed, in any Fiscal Year, an amount equal to five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries, determined in conformity with GAAP, as of the end of the most recently completed Fiscal Year of the Borrower, provided that the sale is an arm's length transaction for fair value to an unaffiliated third party.

          (m) Investments. Section 9.4, paragraph (h) regarding investments in Permitted Non-Guarantor Entities, and paragraph (i) relating to Insurance Subsidiaries are deleted.

          (n) Restrictions on Investments in Permitted Non-Guarantor Entities. Section 9.13 is amended by restating the section as follows:

                  9.13 Restrictions on Investments in Permitted Non-Guarantor Entities. Make new or additional investments in Permitted Non-Guarantor Entities.

          (o) Net Worth Covenant. Section 10.1.1 of the Credit Agreement is hereby amended to read as follows:

                  10.1.1. Minimum Net Worth. Permit Net Worth as of the end of any Fiscal Quarter ending on or after the period specified below to be less than the amounts indicated.

                --------------------------------------------------------------
                PERIOD                                NET WORTH MINIMUM
                --------------------------------------------------------------
                12/31/01-3/30/02                      ($4,000,000)
                --------------------------------------------------------------
                3/31/02-6/29/02                       ($3,250,000)
                --------------------------------------------------------------
                6/30/02-9/29/02                       ($2,500,000)
                --------------------------------------------------------------
                9/30/02-12/30/02                      ($1,000,000)
                --------------------------------------------------------------
                12/31/02-Maturity Date                $0
                --------------------------------------------------------------


         (p) Other Financial Covenants Deleted. Section 10.1.2. regarding the Fixed Charge Ratio, Section 10.1.3. regarding the Leverage Ratio, and
Section 10.2 regarding Solvency are hereby deleted.

         (q) Capital Expenditures. Section 10.1.4 of the Credit Agreement is hereby amended to read as follows:

                           10.1.4. Capital Expenditures. Make Ordinary Capital Expenditures in an aggregate amount in excess of $375,000 in any Fiscal Quarter and no more than $1,500,000 for Fiscal Year 2002. An amount equal to the difference between expenditures actually made in a Fiscal Quarter and $375,000 may be carried forward to Subsequent Fiscal Quarters so long as the cumulative Ordinary Capital Expenditures do not exceed the limit of $1,500,000 for the Fiscal Year 2002.

          (r) EBITDA Covenant. Section 10.1.5 is hereby amended to read as follows:

                  10.1.5. EBITDA. Permit cumulative EBITDA from January 1, 2002, through the end of for each month ending on each of the respective dates set forth below to be less than the EBITDA specified for the respective period ending on such date:

                                                    Monthly Cumulative
                           Period Ending            Minimum EBITDA
                           -------------            --------------
                           January 31, 2002         $350,000

                           February 28, 2002        $1,500,000

                           March 31, 2002           $1,800,000

                           April 30, 2002           $2,450,000

                           May 31, 2002             $2,775,000

                           June 30, 2002            $3,600,000

                           July 31, 2002            $4,275,000

                           August 31, 2002          $5,300,000

                           September 30, 2002       $6,800,000

                           October 31, 2002         $7,950,000

                           November 30, 2002        $9,200,000

                           December 31, 2002        $10,000,000

                           Each month thereafter, the Borrower shall maintain a minimum monthly EBITDA of $500,000.

         (s)      Defaults.

                  (a) Section 11.1.1 regarding failure to pay loans is amended by deleting the following language beginning in the first line:
         "within five days of the due date."

                  (b) Section 11.1.3 regarding failures to perform covenants be amended by reducing the number of days from thirty (30) to twenty-one (21).

                  SECTION 3. Payment of Expenses. As a condition precedent to the effectiveness of this waiver in Section 1 of this Amendment, the Borrower agrees to pay all outstanding fees and expenses owed to the professionals of the Administrative Agent and which have been invoiced to the Borrower prior to execution of this Agreement. In addition, the Borrower shall pay interest current through the date of this Amendment.

                  SECTION 4. Effectiveness. This Amendment shall be effective only upon execution and delivery by the Borrower, the Guarantors, the Administrative Agent, the Issuing Bank and Lenders.

                  SECTION 5. Representations and Warranties of the Borrower and the Guarantors. As an inducement to the Administrative Agent, the Issuing Bank and the Lenders to enter into this Amendment, the Borrower and the Guarantors hereby represent and warrant to the Administrative Agent, the Issuing Bank and the Lenders that, on and as of the date hereof:

         (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct, except for (i) representations and warranties that expressly relate to an earlier date, which remain true and correct as of said earlier date, and (ii) representations and warranties that have become untrue or incorrect solely because of changes permitted by the terms of the Credit Agreement and the other Loan Documents;

         (b) no Default or Event of Default other than the Specified Defaults has occurred and is continuing;

         (c) the outstanding balances reflected on the attached Exhibit 5(c) due to Borrower under the Pledged Notes as defined in the Amended and Restated Pledge and Security Agreement dated August 1, 2000 are the amounts owed as of the date specified; and

         (d) Harbour Insurance and Unisource, Inc., former Subsidiaries of the Borrower, have no assets and are no longer in operation.

                  SECTION 6. Effect of Amendment; Continuing Effectiveness of Credit Agreement and Loan Documents; Reaffirmation.

         (a) Neither this Amendment nor any other indulgences that may have been granted to the Borrower or any of the Guarantors by the Administrative Agent, the Issuing Bank or any Lender shall constitute a course of dealing or otherwise obligate the Administrative Agent, the Issuing Bank or any Lender to modify, expand or extend the agreements contained herein, to agree to any other amendments to the Credit Agreement or to grant any consent to, waiver of or indulgence with respect to any other noncompliance with any provision of the Loan Documents.

         (b) This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. Any noncompliance by the Borrower or any Guarantor with any of the covenants, terms, conditions or provisions of this Agreement shall constitute an Event of Default. Except to the extent amended hereby, the Credit Agreement, the other Loan Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

         (c) The Borrower and the Guarantors ratify and reaffirm the Loan Documents and their respective Obligations and Guaranteed Obligations thereunder.

                  SECTION 7. Release and Waiver. The Borrower and the Guarantors hereby stipulate, acknowledge and agree that they have no claims or causes of action of any kind whatsoever against the Lenders, the Administrative Agent or the Issuing Bank. The Borrower and the Guarantors hereby release the Lenders, the Administrative Agent and the Issuing Bank from any and all claims, causes of action, demands and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or unliquidated, disputed or undisputed, known or unknown, that the Borrower or the Guarantors may now or hereafter have relating in any way to any event, circumstance, action or failure to act on or before the date of this Amendment. The release by the Borrower and the Guarantors herein, together with the other terms and provisions of this Amendment, are entered into by Borrower and Guarantors advisedly and without compulsion, coercion or duress, the Borrower and Guarantors having determined that this Amendment and all of its terms, conditions and provisions are in the economic best interests of the Borrower and the Guarantors. The Borrower and the Guarantors represent that they are entering into this Amendment freely and with the advice of counsel as to their legal alternatives.

                  SECTION 8. Counterparts. This Amendment may be executed in multiple counterparts or copies, each of which shall be deemed an original hereof for all purposes. One or more counterparts or copies of this Agreement may be executed by one or more of the parties hereto, and some different counterparts or copies may be executed by one or more of the other parties. Each counterpart or copy hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts or copies, and all counterparts or copies hereof so executed shall constitute but one and the same agreement. Each party hereto, by execution of one or more counterparts or copies hereof, expressly authorizes and directs any other party hereto to detach the signature pages and any corresponding acknowledgment, attestation, witness or similar pages relating thereto from any such counterpart or copy hereof executed by the authorizing party and affix same to one or more other identical counterparts or copies hereof so that upon execution of multiple counterparts or copies hereof by all parties hereto, there shall be one or more counterparts or copies hereof to which is (are) attached signature pages containing signatures of all parties hereto and any corresponding acknowledgment, attestation, witness or similar pages relating thereto.

                  SECTION 9. Ratification of Prior Amendment by Secure Pharmacy Plus, Inc. In addition to executing this Amendment for the purposes set forth herein, Secure Pharmacy Plus, Inc. hereby consents to and assumes all of the obligations of a party to the Second Amendment and shall be fully liable thereunder to the Administrative Agent, the Issuing Bank and the Lenders to the same extent and with the same effect as though Secure Pharmacy Plus, Inc. had been one of the Guarantors originally executing the Second Amendment.


                  SECTION 10.  Miscellaneous.

         (a) This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof.

         (b) The headings in this Amendment and the usage herein of defined terms are for convenience of reference only and shall not be construed as amplifying, limiting or otherwise affecting the substantive provisions hereof.

         (c) Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof as the context may require.

         (d) When used herein, (i) the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as appropriate, (ii) "include", "includes" and "including" shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow same, and (iii) unless the context clearly indicates otherwise, the disjunctive "or" shall include the conjunctive "and".

                  IN WITNESS WHEREOF, the parties have executed this Waiver and Third Amendment to the Amended and Restated Credit Agreement through their authorized officers as of the date first written above.


                                         BORROWER:

                                         AMERICA SERVICE GROUP INC., a
                                         Delaware corporation

                                         By:________________________________
                                         Name:
                                         Title:


                                         GUARANTORS:

                                         PRISON HEALTH SERVICES, INC.,
                                         a Delaware corporation

                                         By:________________________________
                                         Name:
                                         Title:


                                         PRISON HEALTH SERVICES OF
                                         INDIANA, L.L.C., an Indiana limited
                                         liability company

                                         By:________________________________
                                                 Prison Health Services, Inc., a
                                                 Delaware corporation being the
                                                 duly authorized general manager
                                                 thereof


                                         EMSA GOVERNMENT SERVICES, INC.,
                                         a Florida corporation

                                         By:________________________________
                                         Name:
                                         Title:

                                         EMSA CORRECTIONAL CARE, INC.,
                                         a Florida corporation

                                         By:________________________________
                                         Name:
                                         Title:


                                         EMSA MILITARY SERVICES, INC.,
                                         a Florida corporation

                                         By:________________________________
                                         Name:
                                         Title:


                                         EMSA LIMITED PARTNERSHIP, a Florida
                                         limited partnership

                                         By:________________________________
                                                 EMSA Correctional Care, Inc.,
                                                 a Florida Corporation being the
                                                 duly authorized general partner
                                                 thereof


                                         CORRECTIONAL HEALTH SERVICES, INC.,
                                         a New Jersey corporation

                                         By:________________________________
                                         Name:
                                         Title:


                                         SECURE PHARMACY PLUS, INC., a
                                         Tennessee corporation

                                         By:_________________________________
                                         Name:
                                         Title:





                  [SIGNATURE PAGE TO WAIVER AND THIRD AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

                                         BANK OF AMERICA, N.A., as
                                         Administrative Agent

                                         By:________________________________
                                         Name:
                                         Title:


                                         BANK OF AMERICA, N.A., as a Lender

                                         By:________________________________
                                         Name:
                                         Title:

                  [SIGNATURE PAGE TO WAIVER AND THIRD AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]




                                         HARRIS TRUST AND SAVINGS BANK,
                                         as a Lender and Co-Agent


                                         By:________________________________
                                         Name:
                                         Title:

                 [SIGNATURE PAGE TO WAIVER AND THIRD AMENDMENT
                   TO AMENDED AND RESTATED CREDIT AGREEMENT]




                                         COMERICA BANK, as a Lender

                                         By:________________________________
                                         Name:
                                         Title:

                  [SIGNATURE PAGE TO WAIVER AND THIRD AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]



                                         AMSOUTH BANK, as Lender and Co-Agent

                                         By:_________________________________
                                         Name:
                                         Title:

                  [SIGNATURE PAGE TO WAIVER AND THIRD AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]



                                 SCHEDULE 8.2.10

                           THIRTEEN WEEK CASHFLOW FORM

                                 SCHEDULE 8.2.12

                      BORROWING BASE COMPLIANCE CERTIFICATE

                                  EXHIBIT 5(C)

                              PLEDGED NOTE BALANCES

MAKER                                           AMOUNT OWED AS OF _______________, 2002
-----                                           ---------------------------------------
Prison Health Services, Inc.
Prison Health Services of Indiana, L.L.C.
EMSA Government Services, Inc.
EMSA Military Services, Inc.
EMSA Correctional Care, Inc.
EMSA Limited Partnership
Correctional Health Services, Inc.
Secure Pharmacy Plus, Inc.

                                  EXHIBIT 8.25

                                 FORM OF WARRANT